Exhibit 99.1

FirstEnergy Corp.                    For Release: February 20, 2018
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:                Investor Contact:
Tricia Ingraham                    Irene Prezelj
(330) 384-5247                    (330) 384-3859

FirstEnergy Announces 2017 Financial Results
Provides 2018 Guidance,
Announces 2018-2021 Regulated Growth Projection of 6-8%,
Plans More Than $10 billion in Capital Investments

Akron, Ohio - FirstEnergy Corp. (NYSE: FE) today reported full-year 2017 GAAP losses of $(1.7) billion, or $(3.88) per basic and diluted share of common stock on revenues of $14 billion. In 2016, the company recorded GAAP losses of $(6.2) billion, or $(14.49) per basic and diluted share of common stock, on revenue of $14.6 billion. Results for both periods primarily reflect the impact of non-cash asset impairment and plant exit costs related to the company’s competitive generation fleet, and 2017 results also include a charge related to the Tax Cuts and Jobs Act.

Operating (non-GAAP) earnings* for 2017 were $3.07 per basic share of common stock, which was at the upper end of the company’s most recent guidance. In 2016, operating (non-GAAP) earnings were $2.63 per basic share of common stock.

“Throughout the past year, our company has made important progress in our transition to a fully regulated utility,” said Charles E. Jones, FirstEnergy president and chief executive officer. “This strategy and the opportunities for growth in our regulated businesses earned the confidence of prominent investors. With their equity investment earlier this year, we began 2018 with stronger corporate financial metrics, and we are well positioned to accelerate growth in our transmission and distribution businesses, as we continue our exit from competitive generation.”

The company is introducing 2018 regulated operating (non-GAAP) earnings** guidance of $2.25 to $2.55 per diluted share, representing operating earnings from the regulated distribution and transmission businesses, net of the corporate segment. The company also announced a compound annual growth rate projection for its regulated operations, excluding the Ohio DMR and offset by the corporate segment, of 6 to 8 percent through 2021, which includes more than $10 billion in regulated capital investments planned over that time period.

Fourth Quarter Results

For the fourth quarter of 2017, the company reported a GAAP loss of $(2.5) billion or $(5.62) per basic and diluted share of common stock, on revenue of $3.4 billion. In the fourth quarter of 2016, the company reported a GAAP loss of $(5.8) billion, or $(13.44) per basic and diluted share of common stock, on revenue of $3.4 billion. Results for both periods primarily reflect the impact of impairments and plant exit costs related to the company’s competitive generation fleet, and 2017 results also include charges related to the Tax Cuts and Jobs Act as described below.

Operating (non-GAAP) earnings* for the fourth quarter of 2017 were $0.71 per basic share of common stock. In the fourth quarter of 2016, operating (non-GAAP) earnings were $0.38 per basic share of common stock.

In FirstEnergy’s Regulated Distribution business, fourth quarter 2017 earnings increased compared to the same period in 2016 primarily as a result of rates that went into effect in Ohio, Pennsylvania and New Jersey in January 2017, as well as higher weather-related usage in the fourth quarter of 2017.

Fourth quarter total distribution deliveries increased 1.6 percent compared to the same period in 2016. Residential sales increased 3.9 percent as a result of heating degree days that were 9 percent above the same period of 2016, while sales to commercial customers decreased 3.2 percent. Deliveries to industrial customers increased 3.2 percent, primarily due to higher usage in the shale gas and steel sectors. This marked the sixth consecutive quarterly increase in the company’s industrial distribution sales.

In the Regulated Transmission business, fourth quarter earnings benefited from a higher rate base associated with the company’s Energizing the Future transmission program and higher revenues for JCP&L’s transmission assets.

In the Competitive Energy Services segment, lower depreciation expense and general taxes were offset by a decrease in commodity margin related to lower contract sales and higher operating expenses.

In the Corporate/Other segment, operating expenses decreased compared to the fourth quarter of 2016, but this was offset by higher net financing costs.

Full Year 2017 Segment Results

For the full year of 2017, earnings increased in the Regulated Distribution business as a result of the rates that went into effect in Ohio, Pennsylvania and New Jersey in January 2017. These rates more than offset the effect of significantly milder weather in 2017 and higher depreciation expense.

In the Regulated Transmission business, full-year 2017 results benefited from the company’s continued investments in the Energizing the Future initiative, partially offset by higher operating expenses, depreciation and general taxes.

Full year results in the Competitive Energy Services segment primarily reflect a decrease in commodity margin related to lower contract sales and higher operating expenses partially offset by lower depreciation expense and general taxes.

Results from the Corporate/Other segment decreased full year 2017 earnings due primarily to higher interest expense.

Impairment of Competitive Assets and Impact of Tax Reform

During the fourth quarter of 2017, FirstEnergy recorded non-cash, pre-tax asset impairment and plant exit costs of $2.4 billion, or $3.38 per share, primarily to fully impair the carrying value of its nuclear generating assets, increase the nuclear asset retirement obligations, and reduce the carrying value of the Pleasants Power Station. In addition, the company recognized a fourth quarter non-cash charge to income tax expense of $1.2 billion, or $2.68 per share, related to the Tax Cuts and Jobs Act.

Consolidated GAAP EPS to Operating (Non-GAAP) EPS* Reconciliation

	Fourth Quarter		Full Year
	2017	2016	2017	2016
Basic Earnings (Loss) Per Share (GAAP)	$(5.62)	$(13.44)	$(3.88)	$(14.49)
Excluding Special Items*:
Mark-to-market adjustments
Pension/OPEB actuarial assumptions	0.19	0.21	0.19	0.21
Other	0.03	0.03	0.12	0.01
Regulatory charges	0.05	0.01	0.10	0.13
Asset impairment/Plant exit costs	3.38	13.54	3.83	16.67
Debt redemption costs	—	0.01	0.01	0.02
Trust securities impairment	—	0.01	0.02	0.03
Tax reform	2.68	—	2.68	—
Merger accounting - commodity contracts	—	0.01	—	0.05
Total Special Items*	6.33	13.82	6.95	17.12

Basic EPS - Operating (Non-GAAP)	$0.71	$0.38	$3.07	$2.63

* Per share amounts for the special items and earnings drivers above are based on the after-tax effect of each item divided by forecasted weighted average basic shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries’ statutory tax rate to the pretax amount with the exception of the 2016 Asset impairment/Plant exit costs that included an impairment of goodwill, of which $433 million of the $800 million pre-tax impairment was non-deductible for tax purposes, and the 2016 valuation allowances recorded against state and local NOL carryforwards of $159 million. With the exception of these items included in Asset impairment/Plant exit costs, the income tax rates range from 35% to 42% for the 2016 and 2017 periods.

Non-GAAP financial measures
*Operating (non-GAAP) earnings (losses) exclude “special items” as described herein, and is a non-GAAP financial measure. Regulated operating (non-GAAP) earnings (losses) per share is also a non-GAAP financial measure that excludes the CES segment and to the extent it excludes “special items.” Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. The Company’s management cannot estimate on a forward-looking basis the impact of these items because these items, which could be significant, are difficult to predict and may be highly variable. Regulated Operating (non-GAAP) earnings per share are calculated based on the regulated distribution and regulated transmission segments, and including the corporate segment, divided by the basic weighted average shares outstanding for the period. Management uses operating (non-GAAP) earnings (losses), operating (non-GAAP) earnings (losses) by segment, and Regulated Operating (non-GAAP) earnings per share to evaluate the company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision making, using them to facilitate historical and ongoing performance comparisons. Management believes that the non-GAAP financial measure of operating (non-GAAP) earnings (losses) and Regulated Operating (non-GAAP) earnings per share provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the company’s peer group. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities.

** Does not include Competitive Energy Services segment. Special items in 2018 cannot be reasonably estimated at this time. 2018 operating (non-GAAP) earnings guidance of $2.25 to $2.55 per diluted share is based on forecasted GAAP net income for Regulated Distribution, Regulated Transmission, less the Corporate/Other segment of $1,205 million to $1,365 million and weighted average diluted shares outstanding of 536 million. Forecasted net income (loss) ranges by segment are as follows; $1,130 million to $1,240 million for Regulated Distribution, $370 million - $410 million for Regulated Transmission, and

($295) million - ($285) million at Corporate/Other. 1Q 2018 regulated operating (non-GAAP) earnings guidance of $0.60 to $0.70 per diluted share is based on forecasted GAAP net income for Regulated Distribution, Regulated Transmission, less the Corporate/Other segment of $320 million to $375 million.

Consolidated Report and Teleconference

FirstEnergy’s Consolidated Report to the Financial Community, which provides highlights on company developments and financial results for the fourth quarter and full year, is posted on the company’s Investor Information website - www.firstenergycorp.com/ir. To access the report, click on Fourth Quarter 2017 Consolidated Report to the Financial Community.

The company invites investors, customers and other interested parties to listen to a live Internet webcast of its teleconference for financial analysts and view slides associated with the presentation at 10:00 a.m. EST tomorrow. FirstEnergy management will present an overview of the company’s financial results, followed by a question-and-answer session. The teleconference and presentation can be accessed on the website by selecting the Fourth Quarter 2017 Earnings Conference Call link. The webcast and presentation will be archived on the website.

FirstEnergy is dedicated to safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation's largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. The company's transmission subsidiaries operate more than 24,000 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy on Twitter @FirstEnergyCorp or online at www.firstenergycorp.com.

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and the effectiveness of our strategy to transition to a fully regulated business profile; the accomplishment of our regulatory and operational goals in connection with our transmission and distribution investment plans, including, but not limited to, our planned transition to forward-looking formula rates; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet; success of legislative and regulatory solutions for generation assets that recognize their environmental or energy security benefits; the risks and uncertainties associated with the lack of viable alternative strategies regarding the Competitive Energy Services (CES) segment, thereby causing FirstEnergy Solutions Corp. (FES) to restructure its substantial debt and other financial obligations with its creditors or seek protection under United States bankruptcy laws (which filing would include FirstEnergy Nuclear Operating Company (FENOC)) and the losses, liabilities and claims arising from such bankruptcy proceeding, including any obligations at FirstEnergy Corp.; the risks and uncertainties at the CES segment, including FES, its subsidiaries, and FENOC, related to wholesale energy and capacity markets, and the viability and/or success of strategic business alternatives, such as pending and potential CES generating unit asset sales or the potential need to deactivate additional generating units, which could result in further substantial write-downs and impairments of assets; the substantial uncertainty as to FES’ ability to continue as a going concern and substantial risk that it may be necessary for FES and FENOC to seek protection under United States bankruptcy laws; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments, such as long-term fuel and transportation agreements; the uncertainties associated with the deactivation of older regulated and competitive units, including the impact on vendor commitments, such as long-term fuel and transportation agreements, and as it relates to the reliability of the transmission grid, the timing thereof; the impact of other future changes to the operational status or availability of our generating units and any capacity performance charges associated with unit unavailability; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil prices, and their availability and impact on margins; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; replacement power costs being higher than anticipated or not fully hedged; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such initiatives or rulemakings could result in our decision to deactivate or idle certain generating units); changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; economic or weather conditions affecting future sales, margins and operations such as a polar vortex or other significant weather events, and all associated regulatory events or actions; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of labor disruptions by our unionized workforce; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our generation, transmission and/or distribution services and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information regarding our business, employees, shareholders, customers, suppliers, business partners and other individuals in our data centers and on our networks; the impact of the regulatory process and resulting outcomes on the matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates; the impact of the federal regulatory process on Federal Energy Regulatory Commission (FERC)-regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (PJM) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates; and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; other legislative and regulatory changes, including the federal administration's required review and potential revision of environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency’s Clean Power Plan, Coal Combustion Residuals regulations, Cross-State Air Pollution Rule and Mercury and Air Toxics Standards programs, including our estimated costs of compliance, Clean Water Act (CWA) waste water effluent limitations for power plants, and CWA 316(b) water intake regulation; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to, the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission; issues arising from the indications of cracking in the shield building at Davis-Besse; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to significant accounting policies; the impact of any changes in tax laws or regulations, including the Tax Cuts and Job Act, or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; further actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries’ access to financing, increase the costs thereof, increase requirements to post additional collateral to support, or accelerate payments under outstanding commodity positions, letters of credit and other financial guarantees, and the impact of these events on the financial condition and liquidity of FirstEnergy Corp. and/or its subsidiaries, specifically FES and its subsidiaries; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission (SEC) filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock and thereby on FirstEnergy Corp.'s preferred stock, during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. These risks, unless otherwise indicated, are presented on a consolidated basis for FirstEnergy; if and to the extent a deconsolidation occurs with respect to certain FirstEnergy companies, the risks described herein may materially change. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. We expressly disclaim any obligation to update or revise, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.
(022018)